                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                            Citizens Holding Company
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     1)   Title of each class of securities to which transactions applies:
          _________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          _________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _________________________________________________________________
     4)   Proposed maximum aggregate value of transaction:
          _________________________________________________________________
     5)   Total Fee paid: _________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid: _________________________________________
     2)   Form, Schedule or Registration Statement No.: ___________________
     3)   Filing Party: ___________________________________________________
     4)   Date Filed: _____________________________________________________

                            Citizens Holding Company
                                 521 Main Street
                         Philadelphia, Mississippi 39350

                                 March 21, 2003

Dear Fellow Shareholder:

     On behalf of the Board of Directors, we cordially invite you to attend the 2003 Annual Meeting of Shareholders of Citizens Holding Company. The Annual Meeting will be held beginning at 3:30 p.m. Central time, on Tuesday, April 22, 2003, at the main office of The Citizens Bank of Philadelphia, 521 Main Street, Philadelphia, Mississippi 39350. The formal notice of the Annual Meeting appears on the next page.

     The Annual Meeting has been called for the following purposes: (1) to set the number of directors to serve on the board at twelve; (2) to elect four Class I directors, each for a three-year term; (3) to ratify the Board of Directors' appointment of the Company's independent accountants for the fiscal year ending December 31, 2003; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The accompanying proxy statement provides detailed information concerning the matters to be voted on at the Annual Meeting. We urge you to review this proxy statement and each of the proposals carefully. Regardless of the number of shares you own, it is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please take a moment now to sign, date and mail the enclosed proxy card in the postage prepaid envelope. Your Board of Directors recommends a vote "FOR" each proposal.

     We are gratified by our shareholders' continued interest in Citizens Holding Company and are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and again urge you to return your proxy card as soon as possible.

                                           Sincerely,


                                           /s/ Greg L. McKee
                                           President and Chief Executive Officer

                            Citizens Holding Company
                                 521 Main Street
                         Philadelphia, Mississippi 39350

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   -----------


TIME ............   3:30 p.m., Central time, on Tuesday, April 22, 2003

PLACE ...........   The Citizens Bank of Philadelphia
                    521 Main Street
                    Philadelphia, Mississippi 39350


ITEMS OF BUSINESS   (1)  To set the number of directors to serve on the board at twelve.

                    (2) To elect four Class I directors who will each serve a three-year term expiring in 2006.

                    (3) To consider and act upon a proposal to ratify and approve the selection of Horne CPA Group as the company's independent accountants for the fiscal year ending December 31, 2003.

                    (4) To transact any other business that may properly come before the annual meeting or any adjournments thereof.


RECORD DATE .....   You can vote if you are a shareholder of record as of the
                    close of business on March 14, 2003.

ANNUAL REPORT ...   Our 2002 annual report, which is not part of the proxy
                    solicitation material, is enclosed.

PROXY VOTING ....   It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope.
                    Any proxy may be revoked at any time prior to its exercise at the annual meeting.

                                              By Order of the Board of Directors


                                              Carolyn K. McKee
                                              Secretary

Philadelphia, Mississippi
March 21, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
BOARD OF DIRECTORS .......................................................     3
     General .............................................................     3
     Meetings and Committees of the Board of Directors ...................     5
     Compensation of the Board of Directors ..............................     5

PROPOSAL I: NUMBER OF DIRECTORS TO BE ELECTED ............................     6
     Vote Required and Board Recommendation ..............................     6

PROPOSAL II:  ELECTION OF CLASS I DIRECTORS ..............................     7
     Vote Required and Board Recommendation ..............................     7

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS .........     7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ..........................     9

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ..................     9

EXECUTIVE COMPENSATION ...................................................    10
     Stock Options .......................................................    11
     Change in Control Agreement .........................................    12
     Report on Executive Compensation ....................................    12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ..............    14
     Indebtedness of Related Parties .....................................    14
     Interests of the Board of Directors .................................    14

STOCK PERFORMANCE GRAPH ..................................................    14

PROPOSAL III: APPOINTMENT OF INDEPENDENT ACCOUNTANTS .....................    16
     Vote Required and Board Recommendation ..............................    17
     Report of the Audit Committee .......................................    17

PROPOSALS BY SHAREHOLDERS FOR THE 2004 ANNUAL MEETING ....................    18

OTHER MATTERS ............................................................    18

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K ...............................    19

                            CITIZENS HOLDING COMPANY

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, APRIL 22, 2003

     This proxy statement is furnished to the shareholders of Citizens Holding Company, or the company, in connection with the solicitation of proxies by the board of directors, for use at the annual meeting of shareholders to be held at 3:30 p.m., Central time on Tuesday, April 22, 2003, at the company's main office, 521 Main Street, Philadelphia, Mississippi 39350, and any adjournments or postponements. This proxy statement and accompanying proxy card are first being distributed to our shareholders on or about March 21, 2003.

Proxy Solicitation

     The board of directors is soliciting the enclosed proxy so that each shareholder has the opportunity to vote on the proposals presented at the annual meeting, whether or not the shareholder attends the meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted in accordance with the instructions on the card at the annual meeting, including any adjournments or postponements. If the proxy card is signed but no instructions are given, the shares represented by the proxy will be voted at the annual meeting and any adjournments or postponements:

     (1)  "FOR" setting the number of directors to serve on the board at twelve;

     (2) "FOR" the election of nominees Don L. Fulton, Donald L. Kilgore, Herbert A. King and David P. Webb as Class I directors; and

     (3) "FOR" the approval of the appointment of Horne CPA Group as the company's independent accountants for the fiscal year ending December 31, 2003.

     The proxy card gives the individuals named as proxies discretionary authority to vote the shares represented by the proxy on any matter other than the proposals that is properly presented for action at the annual meeting.

     A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice to the secretary of the company before the annual meeting, by granting a subsequent proxy or if the shareholder, rather than his or her broker, is a record holder of our stock, by appearing in person and voting at the annual meeting.

     The company generally bears all costs of soliciting proxies. The company has retained and pays a fee to American Stock Transfer and Trust Company to act as its registrar and transfer agent and to assist it in the solicitation of proxies, but the company pays no identifiable compensation for the solicitation of proxies. Directors, officers and employees of the company, who will receive no compensation for their services, may solicit proxies by telephone, mail, facsimile, via the Internet or overnight delivery service.

Record Date and Voting Rights

     The board of directors has fixed the close of business on Friday, March 14, 2003, as the record date for the annual meeting. Only shareholders of record on that date are entitled to notice of and to vote at the annual meeting. As of March 14, 2003, the company's only outstanding class of securities was common stock, $.20 par value per share. As of March 14, 2003, the company had 22,500,000 shares authorized, of which 4,974,578 shares of common stock were issued and outstanding.

     This proxy provides the opportunity for shareholders to specify approval, disapproval, or abstention for the following proposals:

     (1) A proposal to set the number of directors to serve on the board at twelve;

     (2) The election of four Class I directors to serve until the expiration of their respective three-year term or until their successors are elected and qualified; and

     (3) The appointment of Horne CPA Group as the company's independent accountants for the fiscal year ending December 31, 2003.

     A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. A share, once represented for any purpose at the annual meeting, is deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if the holder of the share abstains from voting with respect to any matter brought before the annual meeting.

     Shareholders are entitled to one vote for each share held, which may be given in person (if the shareholder, rather than his or her broker, is the record holder of our stock) or by proxy, except that shareholders may cumulate their votes in the election of directors. Cumulative voting entitles a shareholder to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares held by that shareholder, or to distribute the total votes, computed on the same principle, among as many nominees for election as directors as the shareholder chooses. For example, if the number of directors to be elected is four, a shareholder owning ten shares may cast ten votes for each of four nominees, cast forty votes for one nominee, or allocate the forty votes among several nominees. Directors are elected by plurality vote, thus, the candidates receiving the highest number of votes cast, up to the number of directors to be elected, are elected.

     For all matters brought before the annual meeting, other than the election of directors, each proposal or other matter is approved if the votes cast favoring the proposal or other matter exceed the votes cast opposing the proposal or other matter.

     Under Mississippi law and the company's articles of incorporation and bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote "cast" and is counted neither "for" nor "against" the matter subject to the abstention. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and therefore, as shares not entitled to vote.

                               BOARD OF DIRECTORS

General

     Below is information concerning the four nominees for election as Class I directors and the continuing Class II and Class III directors.

Class I Directors (to be elected at the 2003 annual meeting, terms of office expire in 2006)

..    Don L. Fulton has been President and General Manager of Nemanco, Inc., a company primarily engaged in garment manufacturing, since 1977. Mr. Fulton, who is 56 years old, has been a director of the company since 1994 and is a member of the audit committee.

..    Donald L. Kilgore, has been engaged in the practice of law for the past five years as a partner of the law firm of Alford, Thomas and Kilgore. Mr. Kilgore, who is 53 years old, has been a director of the company since 2001.

..    Herbert A. King has served as an engineer with King Engineering, Inc., a company primarily engaged in general civil engineering and land surveying, since 1990. Mr. King, who is 51 years old, has been a director of the company since 1997 and is a member of the audit committee.

..    David P. Webb has been engaged in the practice of law for the past five years as a partner of the law firm of Phelps Dunbar, L.L.P. Mr. Webb, who is 43 years old, has been a director of the company since 1998.

Class II Directors (terms of office expire in 2004)

..    M. G. Bond, who is retired, served as a Mississippi State Senator until
     1992. Mr. Bond, who is 70 years old, has been a director of the company since 1986.

..    Karl Brantley has been Plant Manager of U.S. Electrical Motors, a company primarily engaged in the manufacture of commercial electric motors, since 1982. Mr. Brantley, who is 66 years old, has been a director since 1992 and is a member of the audit committee.

..    David A. King has been the proprietor of Philadelphia Motor Company, a company primarily engaged in wholesale and retail auto parts sales, since 1977. Mr. King, who is 48 years old has been a director of the company since 1997.

..    Greg L. McKee has served as President and Chief Executive Officer of the company since January, 2003, Chief Executive Officer of The Citizens Bank of Philadelphia since January, 2003, and President of The Citizens Bank of Philadelphia since January, 2002; he had served as Executive Vice-President, Senior Vice-President and Vice President of The Citizens Bank of Philadelphia in the five years prior. Mr. McKee, who is 41 years old, has been a director of the company since 2001.

Class III Directors and Nominees (terms of office expire in 2005)

..    Willis W. Dungan has been a partner of McDaniel Timber Company, a company primarily engaged in timber land development and sales, and a partner in DPM, Inc., a company primarily engaged in commercial real estate and equipment rental, for the past five years. Mr. Dungan, who is 69 years old, has been a director of the company since 1981 (1).

..    George R. Mars, who is retired, was the proprietor of Mars Department Store until December 1993. Mr. Mars, who is 63 years old, has been a director of the company since 1977 (1).

..    William M. Mars has been engaged in the practice of law for the past five years as a partner of the law firm of Mars, Mars, Mars & Chalmers, P.A. Mr. Mars, who is 65 years old, has been a director of the company since 1977
     (1).

..    Steve Webb has served as Chairman of the company and of The Citizens Bank of Philadelphia since 1997. He served as Chief Executive Officer and President of the company from 1982 until January, 2003, Chief Executive Officer of The Citizens Bank of Philadelphia from 1978 until January, 2003, and President of The Citizens Bank of Philadelphia from 1978 until January, 2002. Mr. Webb, who is 70 years old, has been a director of the company since 1970 (1).

----------

     (1) This is the year the director was elected to the board of directors of The Citizens Bank of Philadelphia. These directors were all elected to the board of the company at the time it was formed in 1982.

     There are no family relationships between any director, executive officer or person nominated to become a director, except that David A. King and Herbert
A. King are brothers and Steve Webb is the father of David P. Webb.

Meetings and Committees of the Board of Directors

     The board meets monthly, generally in a joint session with the board of directors of The Citizens Bank of Philadelphia, the bank. During the fiscal year ended December 31, 2002, the board met fourteen times. There were twelve regular monthly meetings and two special meetings. Each director attended at least 75% of all meetings held by the board and the committees on which he served. The board, among other things, (1) approves remuneration arrangements for executive officers of the company, (2) reviews compensation plans relating to executive officers and directors, (3) determines other benefits under the company's compensation plans, and (4) performs general reviews of the company's employee compensation policies. Any director who also serves as an executive officer of the company or the bank, does not participate in any board determination regarding salaries and other compensation for executive officers.

     The board has established an audit committee. The board has not formally established a compensation committee and a nominating committee; however, the full board generally performs the functions of these committees. The board of directors will consider nominees recommended by shareholders provided that such nominations are made in writing and delivered or mailed to the President of the company not less than 14 nor more than 50 days prior to the annual meeting at which the election of directors is to be held. The board of the bank also maintains a trust and loan committee.

     Karl Brantley, Don L. Fulton, and Herbert A. King are the members of the audit committee. Each member of the audit committee is an "independent director" as defined in Section 121(A) of the American Stock Exchange's listing standards. The audit committee operates under a written charter adopted by the board of directors on February 22, 2000. The audit committee is responsible for compensation and oversight of the company's independent auditors, monitoring the integrity of the company's financial reporting process and system of internal controls, monitoring the independence and performance of the company's independent auditors, reviewing and the establishment of internal policies and procedures regarding audits, accounting and other financial controls, pre-approving all auditing services provided by the company's independent auditors, and providing an avenue of communication among the company's independent auditors, management and the board of directors. The audit committee is also responsible for appointing an independent accounting firm to be engaged as the company's independent auditors. During 2002, the audit committee held four meetings.

Compensation of the Board of Directors

     During 2002, each director of the company received an annual retainer of $11,100, a year-end bonus of $925 and an additional $125 for each board meeting attended. Directors that serve on the loan committee received an additional $50 per month and an additional $50 year-end bonus.

     The company maintains a stock option plan for the benefit of nonemployee directors, the 1999 Directors' Stock Compensation Plan. During 2002, each nonemployee director was granted options to purchase 1,500 shares of common stock, at an exercise price of $15.00 per share, which is the fair market value of the stock on the date of grant. The options become exercisable six months following the date of grant.

     Directors may elect to participate in the Directors' Deferred Fee Plan maintained by the bank. A participating director may elect to defer all or part of his director fees for a ten-year period. Benefits are equal to the amount credited to each director's individual account, including deferred fees and interest at a stated rate based upon the Moody's Average Corporate Bond Rate. Benefits are generally payable when a director ceases to serve on the board or attains age 70. The company has elected to purchase individual life insurance policies to fund its obligation under the plan.

                  PROPOSAL I: NUMBER OF DIRECTORS TO BE ELECTED

     The company's articles of incorporation provide for a board of directors consisting of not less than nine nor more than twenty-five directors. The company's shareholders set the actual number of directors to serve on the board each year at the annual meeting. The board of directors currently consists of twelve directors divided into three classes, with members of each class elected for a three-year term. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually.

     A proposal that the number of directors to serve for the ensuing year remain fixed at twelve will be submitted for vote by the shareholders at the annual meeting. If this proposal is approved by the affirmative vote of the holders of a majority of the shares of common stock voted at the annual meeting, four Class I directors will be elected, each to serve a three year-term. If this proposal is not approved and the number of directors to serve on the board is not set by the shareholders at the annual meeting, the number of directors to serve on the board will remain at twelve as fixed at the 2002 annual meeting and four Class I directors will still be elected, each to serve a three-tear term.

Vote Required and Board Recommendation

     The affirmative vote by the holders of a majority of the shares of common stock voted at the annual meeting is required to approve the proposal to set the number of directors to serve on the board at twelve.

     Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the annual meeting. If the proxy card is signed but no instructions are given with respect to setting the number of directors to serve on the board, the proxy holders will vote the proxies received by them for setting the number of directors to serve on the board at twelve.

     The board of directors unanimously recommends a vote "FOR" setting the number of directors to serve on the board at twelve.

                   PROPOSAL II: ELECTION OF CLASS I DIRECTORS

     Four Class I directors will be elected at the annual meeting to each serve a three-year term. The board has nominated Don L. Fulton, Donald L. Kilgore, Herbert A. King and David P. Webb for election as Class I directors to serve until the 2006 annual meeting or until their successors are duly elected and qualified. Don L. Fulton, Donald L. Kilgore, Herbert A. King and David P. Webb are currently Class I directors of the company and have been nominated for re-election as Class I directors.

Vote Required and Board Recommendation

     For the election of directors, shareholders are entitled to four votes for each share held and may cumulate votes. Directors are elected by plurality vote. Thus, the four Class I nominees receiving the highest number of votes cast will be elected to serve as Class I directors.

     Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the annual meeting. If the proxy card is signed but no instructions are given with respect to the election of directors, the proxy holders will vote the proxies received by them for the nominees listed above, and reserve the right to cumulate votes and distribute them among the nominees, in their discretion. If for any reason one or more of the nominees named above is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion for another candidate or candidates nominated by the board. If shareholders attending the annual meeting cumulate their votes such that all of the nominees above cannot be elected, the proxy holders will cumulate votes to elect as many of the nominees listed above as possible.

     The company's board of directors unanimously recommends a vote "FOR" the election of each of the nominees for Class I director of the board of directors.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth information about all directors, nominees and named executive officers, as of December 31, 2002, including their name, position and beneficial ownership. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated (subject to any applicable community property laws).

                                                          Amount and Nature of Beneficial Ownership
                                                          -----------------------------------------
                                                                          Options                         Percent
                                                                        Exercisable                          of
Name                             Position                 Direct      Within 60 Days          Other        Class
----                             --------                 ------      --------------          -----        -----
M.G. Bond                        Director                  49,627          7,950                            1.2%

Karl Brantley                    Director                  15,240          7,050                             *

                                                          Amount and Nature of Beneficial Ownership
                                                          -----------------------------------------
                                                                          Options                         Percent
                                                                        Exercisable                          of
Name                             Position                 Direct      Within 60 Days          Other        Class
----                             --------                 ------      --------------          -----        -----
Willis W. Dungan                 Director                                  8,700             192,870 (1)    4.0%

Don L. Fulton                    Director                  13,791          6,750                             *

Donald L. Kilgore                Director                   2,579          3,000                             *

David A. King                    Director                  73,254          6,300               6,128 (2)    1.7%

Herbert A. King                  Director                  73,252          6,300             288,855 (3)    7.4%

George R. Mars                   Director                 140,591          9,300              31,260 (4)    3.6%

William M. Mars                  Director                  25,000          9,300                             *

Greg L. McKee         President,  CEO  and  Director;       3,010         11,250                             *
                      President of the bank

David P. Webb                    Director                  25,237          6,150                             *

Steve Webb                Chairman and Director;           10,702                            137,505 (5)    3.0%
                           Chairman of the bank

All directors and                                         432,283         82,050             656,618       23.2%
executive officers
as a group (12
persons)

---------

  * Less than 1% of the outstanding common stock.

     (1) Includes 99,870 shares owned by Mr. Dungan's spouse who exercises sole voting and investment power with respect to such shares and as to which Mr. Dungan disclaims beneficial ownership; also includes 93,000 shares held in a limited partnership of which Mr. Dungan is the managing general partner and as to which he exercises sole voting and investment power.

     (2) Includes 1,358 shares owned by Mr. King's spouse who exercises sole voting and investment power with respect to such shares and as to which Mr. King disclaims beneficial ownership; also includes 4,770 shares owned by his children as to which Mr. King shares voting and investment power with his wife.

     (3) Includes 132,868 owned by his children as to which Mr. King shares voting and investment power with his wife; also includes 155,987 shares held in trust for his children as to which Mr. King exercises sole voting power but has no investment power.

     (4) Includes 30,630 shares owned by Mr. Mars' spouse who exercises sole voting and investment power with respect to such shares and as to which Mr. Mars disclaims beneficial ownership; also includes 630 shares held in trust for Mr. Mars as to which Mr. Mars has neither voting nor investment power.

     (5) Includes 255 shares owned by Mr. Webb's spouse who exercises sole voting and investment power with respect to such shares and as to which Mr. Webb disclaims beneficial ownership; also includes 137,250 shares held in a limited partnership of which Mr. Webb is the managing general partner and as to which he exercises sole voting and investment power.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 31, 2002, each person known to the company who is a beneficial owner of more than 5% of the outstanding shares of common stock of the company.


Name and Address                Amount and Nature of
of Beneficial Owner             Beneficial Ownership        Percentage of Class
-------------------             --------------------        -------------------

Herbert A. King                       368,407 (1)                  7.4%
  101 Littlejohn Lane
  Starkville, MS 39759

The Molpus Company                    388,749                      7.8%
  502 Valley View Drive
  Philadelphia, MS 39350

-----------


     (1) Includes 132,868 shares owned by Mr. King's children as to which Mr. King shares voting and investment power with his wife; includes 155,987 shares held in trust for Mr. King's children as to which Mr. King exercises sole voting power but has no investment power; and includes 6,300 shares that Mr. King could acquire beneficial ownership of by the exercise of stock options held by Mr. King.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the company's directors, executive officers, and any person beneficially owning more than ten percent of the company's common stock are required to report their initial ownership of the company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the company during the 2002 fiscal year, and any Form 5 and amendments thereto furnished to the company with respect to the 2002 fiscal year, and certain written representations made by the company's directors and officers, the company has determined that all required filings have been made, except that William M. Mars did not timely file one report disclosing one acquisition of common stock. The transaction has been reported in a subsequent filing made by Mr. Mars.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information for Steve Webb, the company's Chairman, President and Chief Executive Officer during 2002, and Greg
L. McKee, the bank's President and Chief Operating Officer during 2002, for services rendered for the three fiscal years ended December 31, 2002. No other executive officer of the bank or the company received total annual salary, bonus and other compensation awards and payouts in excess of $100,000.

                           Summary Compensation Table

                                                                                      Long-Term
                                              Annual Compensation                   Compensation
                                      ------------------------------------      ---------------------

                                                                               Securities     All Other
Name and                                                     Other Annual      Underlying      Compen-
Principal Position          Year      Salary      Bonus      Compensation(1)   Options (#)     sation
------------------          ----      ------      -----      ------------      -----------     ------
Steve Webb (2)              2002     $150,000    $35,000        $13,725           1,500       $27,497(3)
   President and Chief
   Executive Officer of     2001      150,000     35,000         12,875           1,500        28,181
   the company
                            2000      145,000     35,000         12,825           1,500        24,602

Greg L. McKee (2)           2002     $120,000    $20,000        $13,425           1,500       $14,168(4)
   President and Chief
   Operating Officer of     2001       90,000     12,000          8,775           3,000         8,874
   the bank
                            2000       81,000      6,550              0             750         7,617

------------

     (1)  Payment of director fees.

     (2) Mr. Webb retired as an employee of the company, effective as of December 31, 2002. He continues to serve as a member of the board of directors of the company and the bank. Effective as of January 1, 2003, Mr. McKee became the company's Chief Executive Officer.

     (3) Represents company matching and profit sharing contributions in the amount of $11,295 under the Citizens Bank Profit Sharing and Savings Plan, split-dollar life insurance premiums paid in the amount of $8,024, above-market interest earned under the Director's Deferred Fee Plan in the amount of $6,720 and the value of the use of a company automobile in the amount of $1,458.

     (4) Represents company matching and profit sharing contributions in the amount of $10,440 under the Citizens Bank Profit Sharing and Savings Plan, split-dollar life insurance premiums paid in the amount of $2,206, and the value of the use of a company automobile in the amount of $1,522.

Stock Options

     The company maintains the 1999 Employees' Long-Term Incentive Plan, which provides for the grant of stock options and restricted stock to employees of the company and the bank. The company has reserved for grant or issuance under the plan shares of common stock not to exceed 7% of the company's issued and outstanding common stock, as determined from time to time, or 348,220 shares as of December 31, 2002. As of December 31, 2002, grants representing 65,450 shares of the company's common stock have been awarded under the plan.

     The following table presents information on the stock option grants that were made under the plan during the fiscal year ended December 31, 2002 to the named executive officers.

                              Option Grants in 2002

                               Individual Grants                             Potential Realizable Value At
                               -----------------                                Assumed Annual Rates of
                                                                              Stock Price Appreciation For
                    Number of     % of Total                                         Option Term(1)
                   Securities       Options                                          -----------
                   Underlying     Granted to
                     Option      Employees in    Exercise or  Expiration
Name                Granted       Fiscal Year    Base Price      Date               5%           10%
----                -------       -----------    ----------      ----               --           ---
Steve Webb           1,500            3.9%         $15.00      4/24/2012         $14,150      $ 35,859
Greg L. McKee        1,500            3.9%         $15.00      4/24/2012         $14,150      $ 35,859
                     6,000           15.8%         $14.65      2/26/2012         $55,280      $140,090

----------

     (1) Potential realizable value assumes that common stock appreciates at the rates shown (compounded annually) from the grant date until the expiration date. The calculation is based upon rates specified by the Securities and Exchange Commission and does not represent the estimated growth of the future stock price of the company.

     The following table presents information about options exercised during 2002 and year-end option values.

                       Aggregate Option Exercises in 2002
                           and Year-End Option Values

                                                 Number of Securities       Value of Unexercised In-the-
                     Number                     Underlying Unexercised            Money Options at
                   of Shares                 Options at December 31, 2002       December 31, 2002(1)
                    Acquired                 ----------------------------       --------------------
                       on         Value
Name                Exercise    Realized     Exercisable    Unexercisable   Exercisable    Unexercisable
----                --------    --------     -----------    -------------   -----------    -------------
Steve Webb           10,350      $68,227               0                0             0                0
Greg L. McKee             0            0          11,250                0       $28,103                0

----------

     (1) Based upon the closing sales price of the company's common stock as of December 31, 2002 of $16.00 per share, less the option exercise price payable per share.

Change in Control Agreement

     The bank has entered into a change in control agreement with Greg L. McKee, effective as of January 1, 2003. The change in control agreement provides that in the event there is a change in control, then Greg L. McKee will be paid an amount equal to 2.99 times Greg L. McKee's average annual compensation for the five calendar years immediately preceding the year in which the change in control occurs. The payment would be made in 12 equal monthly installments commencing on the first business day of the month next following the date of the change in control. Based on the current compensation level of Greg L. McKee, the aggregate amount of payments to be made over a one-year period would be $273,473. The term "change in control" generally includes the following events:

..    Any person or group becomes the direct or indirect beneficial owner of more than 50% of the bank's outstanding voting stock;

..    As a result of a merger or consolidation of the bank, less than 50% of the surviving corporation's outstanding voting securities are owned by the Company;

..    A transfer of substantially all of the property of the bank other than to an entity in which the bank owns at least 50% of the voting stock; or

..    The majority of the bank's board of directors changes without recommendation or approval of a majority of the incumbent board.

Report on Executive Compensation

     The company has not established a separate compensation committee. Instead, the board is responsible for setting the compensation of executive officers, developing executive benefit plans, and establishing other employee benefit plans or programs for the benefit of the company's executive officers. Steve Webb and Greg L. McKee, the sole members of the board who are also employees of the company or the bank, do not participate in determinations affecting executive compensation, but do make recommendations to the board with respect to the amount and form of executive compensation.

     Determinations of the board are primarily made on the basis of industry and peer group standards and regional and national economic considerations. The board relies upon external legal counsel, when needed from time to time, and upon survey data produced by independent third parties.

     The company's executive compensation program consists of three components: base salary, short-term incentives, and long-term equity-based incentives. The board sets executive base salary at levels somewhat below the average of regional, competitive peer banks. Base salary is reviewed annually and is subject to adjustment based upon individual performance and changes in the regional competitive market. Based upon these standards, the board set the base salary for Steve Webb during 2002 at $150,000. Base salary amounts for other executives and company employees are set competitive with market rates.

     Executives and employees are eligible to receive annual bonuses. Such bonuses are awarded based upon recommendations made to the board by the Chief Executive Officer of the company, subject to approval in the board's discretion. Recommendations are generally based upon individual performance and the company's performance. There are no preestablished performance goals or objectives. The board awarded a bonus for services rendered in 2002 to Steve Webb in the amount of $35,000.

     The company has established a long-term incentive plan, called the 1999 Employees' Long-Term Incentive Plan, which was first effective as of January 1, 1999 and was approved by the company's shareholders. The plan permits the grant of stock options and restricted stock. During 2002, Steve Webb was granted incentive options to acquire 1,500 shares of company common stock. The grant was made in recognition of his service as a member of the company's board of directors. The option exercise price is the fair market value of company common stock on the date of grant and the options are first exercisable six months following the date of grant.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million in a taxable year the deduction a company may claim for compensation paid to its chief executive and four other highest paid officers, unless certain performance-based conditions are met. The board has reviewed this provision and does not anticipate the payment of any compensation to an executive officer that would be affected by the limit.

     The board believes that base salary levels and other short and long-term incentives are reasonable and sufficiently competitive. The board further believes that the degree of performance sensitivity in the compensation program is reasonable, taking into consideration the historical practices of the company and the bank and the interests of its shareholders.

The nonemployee members of the board of directors:

          M.G. Bond           Karl Brantley            Willis W. Dungan
          Don L. Fulton       Donald L. Kilgore        David A. King
          Herbert A. King     George R. Mars           William M. Mars
          David P. Webb

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the board of directors who participate in deliberations of the board of directors concerning executive officer compensation are set forth above. None of these individuals is a former officer of the company or any of its subsidiaries.

Indebtedness of Related Parties

     Certain directors and officers of the company, businesses with which they are associated, and members of their immediate families are customers of the bank and have had transactions with the bank in the ordinary course of the bank's business. The indebtedness (including unfunded commitments) of the directors, officers and related parties, to the bank was equal to 4.5% of the company's shareholders' equity as of December 31, 2002. This indebtedness comprised 0.8% of the total currently outstanding loans net of unearned interest made by the bank as of December 31, 2002. In the opinion of the board of directors, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Interests of the Board of Directors

     For the past several years, the company has employed the legal services of Phelps Dunbar LLP, of which Mr. David Webb, a current director of the company and bank, is a partner. Phelps Dunbar LLP has represented the company in various legal areas, including tax audits, employee benefits, civil lawsuit defense and general corporate law. The company expects that the firm will continue to represent the company in similar matters in the future.

                             STOCK PERFORMANCE GRAPH

     The following performance graph compares the performance of the company's common stock to the AMEX Market Index and to a peer group of 70 other regional bank holding companies for the company's reporting period. The graph assumes that the value of the investment in the company's common stock and each index was $100 at October 19, 1999 (the date trading of the common stock began on the American Stock Exchange) and that all dividends were reinvested. All information relating to the company's common stock in the performance graph has been adjusted to give effect to the three-for-two stock split of the company's common stock effective January 2, 2002.

                                Performance Graph
                      October 19, 1999-December 31, 2002

                                    [GRAPH]

                               10/19/99   12/31/99  12/31/00  12/31/01  12/31/02
Citizens Holding Company       $ 100.00    $ 83.38   $ 70.46   $106.45   $105.04
AMEX Market Index              $ 100.00    $110.59   $109.23   $112.24   $120.13
Regional-Southeast Banks(1)    $ 100.00    $ 87.42   $ 89.25   $104.20   $100.04

----------

     (1)  The bank holding companies included in the peer group are as follows:
          20/20 Web Design Inc., Acadiana Bancshares Inc., Admiralty Bancorp CL B, Alabama National Bancorp, AmSouth Bancorporation, Area Bancshares Corp., Auburn National Banc Inc., Banc Corporation, Bancorpsouth Inc., Banktrust Financial Group, Bank of the Ozarks Inc., Beach First National Bankshares, Britton & Koontz Capital Corporation, Capital Bancorp Inc., Cardinal Financial Corp., Centerstate Banks of FL, Chesapeake Financial SHS, Citizens First Corp., CNB Florida Bankshares, Colonial Bancgroup CL A, CommerceSouth Inc., Commonwealth Bank VA, Community First Bancorp, Community Natl., Community Trust BNCP Inc., Compass Bancshares Inc., Crescent Banking Company, Cumberland Bancorp, Eastern Virginia Bankshares, Farmers Capital Bank CP, Fauquier Bancshares Inc., First Bancshares Inc. MS, First Capital Bank, First Community Bancshares VA, First M&F Corporation, First National Bancshares FL, First Security Bancorp, First Tennessee Natl. CP, Florida Banks Inc, FNB Corporation (FL), FNB Corporation (VA), Four Oaks Fincorp, Franklin Financial Corp. TN, Globe Bancorp Inc., Hancock Holding Co., Heritage Bankshares, Hibernia Corp A, Iberiabank Corporation, Madison Bancshares Inc.,

          Midsouth Bancorp, National Commerce FNCL, NB&T Financial Group, NBC Capital Corporation, Penseco Financial Services Corp., Peoples Banctrust Co., The Peoples Holding Company, Pinnacle Bancshares, Pinnacle Financial PARTN, Premier Financial Bancorp, Regions Financial Corp., Republic Bancorp Inc. CLA, S.Y. Bancorp Inc., Simmons First Natl. Corp., Southcoast Financial, Southtrust Corp., Trustmark Corp., Union Planters Corp., United Financial Holding, United Security Bancshares, and Whitney Holding Corp.

Source: Media General Financial Services, Richmond Virginia

              PROPOSAL III: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Horne CPA Group, independent certified public accountants, has served as auditor of the company since December 31, 1998. The board of directors, upon recommendation of the audit committee, has appointed Horne CPA Group to serve as auditor for the fiscal year ending December 31, 2003. Although the appointment of an independent auditor does not require approval by the shareholders, the board of directors has chosen to submit its selection for ratification by the shareholders. The board of directors, however, reserves the right to change independent auditor at any time, notwithstanding shareholder approval. A representative of Horne CPA Group is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

     Fees billed by Horne CPA Group for professional services rendered for the fiscal year ending December 31, 2002 were as follows:

     Audit Fees - Audit fees of Horne CPA Group for audit of the company's annual financial statements and the review of those financial statements included in the company's reports on Form 10-Q are estimated to be $75,000.

     Financial Information Systems Design and Implementation Fees - Horne CPA Group did not render any financial information systems design and implementation services for the company during the fiscal year ending December 31, 2002.

     All Other Fees - Aggregate fees billed to the company by Horne CPA Group for all other services rendered for the fiscal year 2002 totaled approximately $22,500. These fees relate to general consultation, tax services and employee benefit plan audit fees.

     The audit committee has considered the compatibility of the non-audit services provided by Horne CPA Group with maintaining Horne CPA Group's independence.

Vote Required and Board Recommendation

     The affirmative vote by the holders of a majority of the shares of common stock voted at the annual meeting is required for the ratification of the appointment of the independent accountants.

     Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the annual meeting. If the proxy card is signed but no instructions are given with respect to the ratification of the appointment of the independent accountants, the proxy holders will vote the proxies received by them for ratification of the appointment of Horne CPA Group as the company's independent accountants for the fiscal year 2003.

     The board of directors has unanimously approved the appointment of Horne CPA Group as independent accountants and recommends a vote "FOR" ratification of the appointment of Horne CPA Group as the company's independent accountants for the fiscal year 2003.

Report of the Audit Committee

     The audit committee oversees the company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements of the company for the year ended December 31, 2002, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality of the company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU (S)380). In addition, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), has discussed with the independent auditors the auditors' independence from management and the company, and has considered the compatibility of non-audit services with the auditors' independence.

The committee discussed with the company's internal and independent auditors, the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. The committee held 4 meetings during 2002.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The members of the audit committee:

          Karl Brantley
          Don L. Fulton
          Herbert A. King

              PROPOSALS BY SHAREHOLDERS FOR THE 2004 ANNUAL MEETING

     At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board of directors may submit other matters to the shareholders for action at the annual meeting. Shareholders of the company may also submit proposals for inclusion in the proxy materials. Shareholders intending to submit proposals for presentation at the 2004 annual meeting and inclusion in the proxy statement and form of proxy for the annual meeting should forward their proposals to Greg L. McKee, President, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350. Proposals must be in writing and must be received by the company prior to November 22, 2003, for inclusion in the company's 2004 proxy materials. Proposals should be sent to the company by certified mail, return receipt requested.

     Under the bylaws of the company, certain procedures are provided which a shareholder must follow to introduce any shareholder proposal at a shareholder meeting or to nominate persons for election as directors. These procedures provide that shareholders desiring to make nominations of persons for election as directors or to introduce a shareholder proposal before a meeting must give written notice to the company's President not less than 14 days or more than 50 days prior to the date of the meeting at which the proposal is to be acted upon or the election is to be held. However, if less than 21 days' notice of the meeting is given to shareholders, such proposal or nomination must be mailed or delivered to the President no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Proposals and nominations not made in accordance with this procedure may, in the President's discretion, be disregarded by the chairman of the meeting, and upon the President's instructions, the inspectors of election may disregard all votes cast for each such proposal or nominee.

                                  OTHER MATTERS

     As of the time this proxy statement was printed, management of the Company was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The annual report to shareholders containing financial statements for the company's 2002 fiscal year has been mailed to shareholders prior to or with this proxy statement. However, the annual report does not form any part of the material for the solicitation of proxies.

     Upon the written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, the company, without charge, will provide a copy of the company's annual report for the year ended December 31, 2002 on Form 10-K, as filed with the Securities and Exchange Commission. Requests should be mailed to Greg L. McKee, President, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350.

                                             By Order of the Board of Directors,


                                             /s/ Greg L. McKee
March 21, 2003                               Greg L. McKee, President and
                                             Chief Executive Officer

                                      PROXY
         This Proxy is Solicited on Behalf of the Board of Directors of
                            CITIZENS HOLDING COMPANY

The undersigned does hereby nominate, constitute and appoint STEVE WEBB and WILLIAM M. MARS, or any of them (each with full power to act alone and with power of substitution), as their true and lawful attorney, to vote this proxy. The undersigned also hereby authorizes said individuals to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting of Shareholders to be held on April 22, 2003 or any adjournment(s) thereof, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side, with full power to vote all shares of Common Stock of Citizens Holding Company held of record by the undersigned on March 14, 2003. This proxy shall authorize the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for director listed on the reverse side as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company's Board of Directors. I acknowledge receipt of the Company's notice and accompanying Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NOS. I AND III AND "FOR" EACH OF THE NOMINEES FOR CLASS I DIRECTORS.

       IMPORTANT- This proxy must be signed and dated on the reverse side.

                        Annual Meeting of Shareholders of
                            CITIZENS HOLDING COMPANY

                                 April 22, 2003


                   Please date, sign and mail your proxy card
                  in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.


PROPOSAL NO. I: To set the number of directors to serve on the Board of Directors at twelve.

[_] FOR                         [_] AGAINST                     [_] ABSTAIN


PROPOSAL NO. II: To elect four Class I directors.

[_] FOR ALL NOMINEES                            [_] WITHHOLD AUTHORITY FOR ALL
                                                    NOMINEES

[_] FOR ALL EXCEPT (See instructions below)

Nominees:        Don L. Fulton        ________
                 Donald L. Kilgore    ________
                 Herbert A. King      ________
                 David P. Webb        ________

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here. If you desire to cumulate your votes, please do so in the blanks following each name.


PROPOSAL NO. III: To ratify the selection of Horne CPA Group as the Company's independent auditors for the year 2003.

[_] FOR                         [_] AGAINST                     [_] ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no specific directions are given, your shares will be voted by the individuals designated on this proxy "FOR" the nominees for Class I directors and "FOR"

Proposal Nos. I and III. The individuals designated on this proxy will vote in their discretion on any other matter that may properly come before the meeting.

Signature of Shareholder: _______________________

Date: _____________________________________, 2003

Signature of Shareholder: _______________________

Date: _____________________________________, 2003

NOTE: Please sign name exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.